EXHIBIT 23.1

ANDREW I. TELSEY, P.C. Attorney at Law
12835 E. Arapahoe Road, Tower One, Penthouse #803, Englewood, Colorado 80112 Telephone: 303/768-9221 • Facsimile: 303/768-9224 • E-Mail: andrew@telseylaw.com

March 23, 2009

Board of Directors

Peer Review Mediation and Arbitration, Inc.

1450 S. Dixie Highway

Suite 230

Boca Raton, Florida 33432

Re:	Peer Review Mediation and Arbitration, Inc.

Form S-1/A2Registration Statement and related Prospectus

Dear Sirs:

We hereby consent to the use of the opinion of this firm as Exhibit 5.1 to Amendment No. 3 to the Registration Statement of the Registrant, and further consent to the reference to our name in such Registration Statement and related Prospectus.

Yours truly,

s/Andrew I. Telsey, P.C.

ANDREW I. TELSEY, P.C.